Exhibit 10.3

Execution Version

INTERCREDITOR AGREEMENT

Dated as of October 15, 2025

among

UNPROCESSED FOODS, LLC,

as the First Lien Representative and the First Lien Collateral Agent for the First Lien Claimholders,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Initial Second Lien Representative for the Initial Second Lien Claimholders,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as the Initial Second Lien Collateral Agent for the Initial Second Lien Claimholders,

and

each additional Representative and Collateral Agent from time to time party hereto and acknowledged and agreed to by

BEYOND MEAT, INC.,

as the Company,

and the other

Grantors referred to herein

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8.3	Amendments; Waivers	35
8.4	Information Concerning Financial Condition of the Grantors and their Subsidiaries	35
8.5	Subrogation	36
8.6	Application of Payments	36
8.7	Additional Debt Facilities	36
8.8	Agency Capacities	38
8.9	Submission to Jurisdiction; Certain Waivers	39
8.10	WAIVER OF JURY TRIAL	39
8.11	Notices	40
8.12	Further Assurances	41
8.13	APPLICABLE LAW	41
8.14	Binding on Successors and Assigns	41
8.15	Section Headings	41
8.16	Counterparts	41
8.17	Authorization	42
8.18	No Third Party Beneficiaries; Provisions Solely to Define Relative Rights	42
8.19	No Indirect Actions	42
8.20	Additional Grantors	42

Section 9.	Parallel Liability.	42

EXHIBITS

Exhibit A – Joinder Agreement (Additional Second Lien Debt)
Exhibit B – [Reserved]
Exhibit C – Additional Debt Designation
Exhibit D – Joinder Agreement (Additional Grantors)

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 15, 2025 and entered into by and among UNPROCESSED FOODS, LLC (“Unprocessed Foods”), as First Lien Representative for the First Lien Claimholders (as defined below) (in such capacity and together with its successors and assigns from time to time in such capacity, the “First Lien Representative”), Unprocessed Foods, as collateral agent for the First Lien Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity, the “First Lien Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust, National Association”), not individually but solely in its capacity as trustee under the Initial Second Lien Indenture (as defined below), as Second Lien Representative for the Initial Second Lien Claimholders (as defined below) (in such capacity and together with its successors and assigns from time to time in such capacity, the “Initial Second Lien Representative”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as collateral agent under the Initial Second Lien Indenture, as collateral agent for the Initial Second Lien Claimholders (in such capacity and together with its successors and assigns from time to time in such capacity, the “Initial Second Lien Collateral Agent”), and each First Lien Collateral Agent, Second Lien Representative and Second Lien Collateral Agent that from time to time becomes a party hereto pursuant to Section 8.7, and acknowledged and agreed to by BEYOND MEAT, INC., a Delaware corporation (the “Company”), and the other Grantors (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto, the First Lien Representative and the First Lien Collateral Agent have entered into that certain Loan and Security Agreement dated as of May 7, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time the “First Lien Loan Agreement”);

The Company, as issuer, and certain subsidiaries of the Company, as guarantors, the Initial Second Lien Representative and the Initial Second Lien Collateral Agent have entered into that certain Indenture dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Second Lien Indenture”);

The Company and certain current and future Subsidiaries of the Company have agreed to guaranty the First Lien Obligations and the Second Lien Obligations;

The obligations of the Grantors under the First Lien Loan Agreement, the obligations of certain current and future Subsidiaries of the Company in respect of their guaranty of the First Lien Obligations will be secured on a first-priority basis (subject to liens permitted under the First Lien Loan Agreement) by liens on substantially all the assets of the Company and such Subsidiaries pursuant to the terms of the First Lien Collateral Documents;

The obligations of the Company under the Initial Second Lien Indenture and the obligations of the Company and certain current and future Subsidiaries of the Company in respect of their guaranty of the Second Lien Obligations will be secured on a junior-priority basis by liens on substantially all the assets of the Company and such Subsidiaries pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Loan Documents and the Second Lien Debt Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the suﬃciency and receipt of which are hereby acknowledged, each of the First Lien Representative (for itself and on behalf of each other First Lien Claimholder), the First Lien Collateral Agent (for itself and on behalf of each other First Lien Claimholder), the Initial Second Lien Representative (for itself and on behalf of each other Initial Second Lien Claimholder), the Initial Second Lien Collateral Agent (for itself and on behalf of each other Initial Second Lien Claimholder), each Additional Second Lien Representative (for itself and on behalf of each other Additional Second Lien Claimholder represented by it) and each Additional Second Lien Collateral Agent (for itself and on behalf of each other Additional Second Lien Claimholder represented by it), intending to be legally bound, hereby agrees as follows:

Section 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional Collateral Agent” means an Additional Second Lien Collateral Agent.

“Additional Debt” has the meaning set forth in Section 8.7(a).

“Additional Representative” means an Additional Second Lien Representative.

“Additional Second Lien Claimholders” means, with respect to any Series of Additional Second Lien Debt, the holders of such Indebtedness, the Second Lien Representative with respect thereto, the Second Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Second Lien Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any other Grantor under any related Additional Second Lien Debt Documents and the holders of any other Additional Second Lien Obligations secured by the Second Lien Collateral Documents for such Series of Additional Second Lien Debt.

“Additional Second Lien Collateral Agent” has the meaning set forth in the definition of “Second Lien Collateral Agent”.

“Additional Second Lien Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company and/or any Grantor other than the Initial Second Lien Debt, which Indebtedness and guarantees are secured by the Second Lien Collateral (or a portion thereof) on a basis junior to the First Lien Obligations; provided, however, that with respect to any such Indebtedness incurred after the date hereof such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each First Lien Loan Document and Second Lien Debt Document, unless already a party with respect to that Series of Additional Second Lien Debt, each of the Second Lien Representative and the Second Lien Collateral Agent for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.7 and the Second Lien Pari Passu Intercreditor Agreement pursuant to and by satisfying the conditions set forth therein; provided, further, that, if such Indebtedness will be the initial Additional Second Lien Debt incurred by the Company or any other Grantor after the date hereof, then the Grantors, the Initial Second Lien Representative, the Initial Second Lien Collateral Agent, the Second Lien Representative for such Indebtedness and the Second Lien Collateral Agent for such Indebtedness shall have executed and delivered the Second Lien Pari Passu Intercreditor Agreement, and each of the other requirements of Section 8.7 shall have been complied with.

“Additional Second Lien Debt Documents” means, with respect to any Series of Additional Second Lien Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Second Lien Debt Documents and the Second Lien Collateral Documents securing such Series of Additional Second Lien Debt.

“Additional Second Lien Obligations” means, with respect to any Series of Additional Second Lien Debt, (a) principal, interest (including without limitation any Post-Petition Interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursement obligations (including in respect of letters of credit), damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Second Lien Debt, (b) all other amounts payable to the related Additional Second Lien Claimholders under the related Additional Second Lien Debt Documents (other than in respect of any Indebtedness not constituting Additional Second Lien Debt) and (c) any renewals or extensions of the foregoing.

“Additional Second Lien Representative” has the meaning set forth in the definition of “Second Lien Representative”.

“Affiliate” means, with respect to a specified Person, any branch of such Person or any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other holiday on which commercial banks in New York City are closed.

“Claimholders” means the First Lien Claimholders and/or the Second Lien Claimholders, as the context may require.

“Collateral” means, at any time, all of the assets and property of any Grantor, whether real, personal or mixed, in which the holders of First Lien Obligations under at least one Series of First Lien Obligations and the holders of Second Lien Obligations under at least one Series of Second Lien Obligations (or their respective Collateral Agents or Representatives) hold, purport to hold or are entitled to hold, a security interest at such time (or, in the case of the First Lien Obligations, are deemed pursuant to Section 2 to hold a security interest). If, at any time, any portion of the First Lien Collateral under one or more Series of First Lien Obligations does not constitute Second Lien Collateral under one or more Series of Second Lien Obligations, then such portion of such First Lien Collateral shall constitute Second Lien Collateral only with respect to the Second Lien Obligations for which it constitutes Second Lien Collateral and shall not constitute Collateral for any Second Lien Obligations which do not have a security interest in such Collateral at such time.

“Collateral Agent” means any First Lien Collateral Agent and/or any Second Lien Collateral Agent, as the context may require.

“Collateral Documents” means the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agent” has the meaning set forth in Section 5.5(e).

“Corresponding Liabilities” means all Obligations except for each Parallel Liability.

“Declined Liens” has the meaning set forth in Section 2.3(b).

“Designated First Lien Collateral Agent” means if at any time there is only one Series of First Lien Obligations with respect to which the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent for the First Lien Claimholders in such Series and at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the First Lien Pari Passu Intercreditor Agreement) at such time.

“Designated First Lien Representative” means if at any time there is only one Series of First Lien Obligations with respect to which the Discharge of First Lien Obligations has not occurred, the First Lien Representative for the First Lien Claimholders in such Series and at any time when clause (i) does not apply, the “Applicable Representative” (as defined in the First Lien Pari Passu Intercreditor Agreement) at such time.

“Designated Second Lien Collateral Agent” means if at any time there is only one Series of Second Lien Obligations with respect to which the Discharge of Second Lien Obligations has not occurred, the Second Lien Collateral Agent for the Second Lien Claimholders in such Series and at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the Second Lien Pari Passu Intercreditor Agreement) at such time.

“Designated Second Lien Representative” means if at any time there is only one Series of Second Lien Obligations with respect to which the Discharge of Second Lien Obligations has not occurred, the Second Lien Representative for the Second Lien Claimholders in such Series and at any time when clause (i) does not apply, the “Applicable Representative” (as defined in the Second Lien Pari Passu Intercreditor Agreement) at such time.

“Designation” means a designation of Additional Second Lien Debt in substantially the form of Exhibit C attached hereto.

“DIP Financing” has the meaning set forth in Section 6.1.

“DIP Conditions” means (a) the maximum aggregate principal amount of the applicable DIP Financing extended by First Lien Claimholders, or consented or not objected to by the requisite First Lien Claimholders, when taken together with the aggregate principal amount of outstanding pre-petition First Lien Obligations that will not be repaid by such DIP Financing (but excluding the amount of any

“carve-out” for professional fees and expenses) does not exceed (i) the First Lien Cap Amount plus (ii) $100,000,000, (b) the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, (c) the Second Lien Claimholders retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding) with the same priority as existed prior to the commencement of such Insolvency or Liquidation Proceeding, except to the extent of any requisite subordination in accordance with Section 6.1, (d) such DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documentation relating to such DIP Financing, and (e) such DIP Financing is otherwise subject to the terms of this Agreement.

“Discharge” means (a) the payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time), (c) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations and (d) with respect to any Series of First Lien Obligations or Series of Second Lien Obligations, that none of the Collateral secures, and none of the Collateral is required to secure, the First Lien Obligations of such Series or the Second Lien Obligations of such Series, as the case may be, pursuant to the terms of the applicable First Lien Loan Documents or Second Lien Debt Documents. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means the Discharge of First Lien Obligations and the Discharge of each additional Series of First Lien Obligations has occurred; provided, that the Discharge of First Lien Obligations shall be deemed not to have occurred if any First Lien Loan Document is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in eﬀect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Discharge of Initial Second Lien Obligations” means the Discharge of all Initial Second Lien Obligations has occurred; provided, that the Discharge of Initial Second Lien Obligations shall be deemed not to have occurred if the Initial Second Lien Indenture is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Discharge of Second Lien Obligations” means the Discharge of Initial Second Lien Obligations and the Discharge of each additional Series of Second Lien Obligations has occurred; provided, that the Discharge of Second Lien Obligations shall be deemed not to have occurred if any Second Lien Debt Document is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Disposition” has the meaning set forth in Section 5.1(b).

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan Documents or the Second Lien Debt Documents (including by way of setoﬀ, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, notification to securities intermediaries under securities account control agreements, notifications to commodity intermediaries under commodity account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(c) receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(e) require or cause the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under any of the First Lien Loan Documents or the Second Lien Debt Documents with the consent of the applicable First Lien Collateral Agent (or First Lien Claimholders) or Second Lien Collateral Agent (or Second Lien Claimholders).

“First Lien Cap Amount” means the sum of (a) $150,000,000, plus (b) the aggregate amount of accrued interest, fees, premiums (including the MOIC Amount), costs, expenses, indemnities and any other amounts in respect of any First Lien Obligations outstanding at any time (including all capitalized or paid “in kind” amounts, and including all amounts that would accrue but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any other provision thereof or any similar provisions of any Debtor Relief Laws).

“First Lien Claimholders” means the “Lenders” as defined in the First Lien Loan Agreement.

“First Lien Collateral” means any “Collateral” or similar term, in each case, as defined in any First Lien Loan Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a First Lien Loan Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.

“First Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“First Lien Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or pursuant to which any such Lien is perfected.

“First Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the First Lien Loan Documents.

“First Lien Declined Lien” has the meaning set forth in Section 2.3(a).

“First Lien Loan Agreement” has the meaning set forth in the Recitals to this Agreement.

“First Lien Loan Documents” means the First Lien Loan Agreement and the other “Loan Documents” as defined in the First Lien Loan Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the First Lien Obligations.

“First Lien Obligations” means the “Obligations” as defined in the First Lien Loan Agreement; provided, however, that notwithstanding the foregoing, if Indebtedness constituting principal outstanding under the First Lien Loan Documents exceeds the First Lien Cap Amount (plus any DIP Financing, subject to the DIP Conditions), then only that portion of such Indebtedness (on a pro rata basis based on the aggregate outstanding principal amount of such Indebtedness) equal to the First Lien Cap Amount (plus any DIP Financing, subject to the DIP Conditions) shall be included in First Lien Obligations and interest with respect to such Indebtedness shall only constitute First Lien Obligations to the extent related to the Indebtedness included in the First Lien Obligations.

“First Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“First Lien Pari Passu Intercreditor Agreement” means an agreement among each First Lien Representative and each First Lien Collateral Agent allocating rights among the various Series of First Lien Obligations.

“Governmental Authority” means any federal, state, provincial, territorial, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, authority, corporation or body, regulatory or self-regulatory organization or other entity or oﬃcer exercising executive, legislative, judicial, statutory, regulatory or administrative functions for or pertaining to any government or court (including any supranational bodies such as the European Union), in each case whether it is or is not associated with Canada, the United States or any state, province, district or territory thereof, or any other foreign entity or government.

“Grantors” means the Company, each Subsidiary of the Company that has guaranteed the First Lien Obligations and/or the Second Lien Obligations and each other Subsidiary of the Company that has or may from time to time hereafter execute and deliver any First Lien Collateral Document and/or Second Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any First Lien Obligations and/or Second Lien Obligations, as the context may require.

“Indebtedness” means and includes all indebtedness for borrowed money.

“Initial Second Lien Claimholders” means the Initial Second Lien Representative, the Initial Second Lien Collateral Agent and any holder of Initial Second Lien Obligations.

“Initial Second Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Second Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Second Lien Debt Documents.

“Initial Second Lien Debt Documents” means that certain Initial Second Lien Indenture and the other “Note Documents” as defined in the Initial Second Lien Indenture and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Second Lien Obligations.

“Initial Second Lien Indenture” has the meaning set forth in the Recitals to this Agreement.

“Initial Second Lien Obligations” means the Initial Second Lien Debt and all other “Obligations” (as defined in the Initial Second Lien Debt Documents) in respect thereof.

“Initial Second Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Insolvency or Liquidation Proceeding” means any proceeding by or against any Person under the Bankruptcy Code, or any other bankruptcy or insolvency law, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership, readjustment of debt or other relief.

“Joinder Agreement” means a supplement to this Agreement in the form of: Exhibit A required to be delivered by a Representative and a Collateral Agent to each other then-existing Representative and Collateral Agent pursuant to Section 8.7 in order to include Additional Second Lien Debt hereunder and to become the Representative or Collateral Agent, as the case may be, hereunder in respect thereof for the applicable Additional Second Lien Claimholders under such Additional Second Lien Debt or Exhibit D hereto required to be delivered by any Grantor pursuant to Section 8.20.

“Lien” means a claim, mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Obligations” means all obligations of every nature of the Company and each other Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Aﬃliates, in each case, under the First Lien Loan Documents, or the Second Lien Debt Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Parallel Liability” means the Company’s and each Grantor’s undertaking pursuant to Section 9.

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, government agency or other entity.

“Permitted Subordinated Indebtedness Interest Payments” means all regularly scheduled cash payments of interest on the Second Lien Obligations by the Borrower pursuant to the terms of the Second Lien Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Permitted Subordinated Indebtedness Payments” means (i) Permitted Subordinated Indebtedness Interest Payments in an aggregate amount not to exceed $20,000,000 in any fiscal year, (ii)

reimbursement or payment of reasonable and documented costs, expenses (including legal fees) and indemnities, due and payable in accordance with the terms of the Second Lien Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (iii) accrual (and not payment in cash) of default interest in accordance with the terms of the Second Lien Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement, (iv) any payment of paid-in-kind interest pursuant to the terms of the Second Lien Debt Documents and the accrual or capitalization of interest, fees or other amounts, whether pursuant to the terms of the Second Lien Debt Documents or in lieu of cash payments that otherwise were prohibited under the terms of this Agreement (for the avoidance of doubt, excluding any cash payment made in respect of any such accrued or capitalized interest or any other cash payment), (v) any mandatory prepayments or mandatory offers to purchase under the Second Lien Debt Documents (but only after such proceeds have first been offered to make either a mandatory or voluntary prepayment under the First Lien Loan Documents and such proceeds have otherwise been declined by such First Lien Claimholders), and (vi) Reorganization Subordinated Securities.

“Pledged Collateral” has the meaning set forth in Section 5.5(a).

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the First Lien Loan Documents or the Second Lien Debt Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Event” has the meaning set forth in Section 5.7.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than, or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization Subordinated Securities” means any notes or other debt or equity securities issued in an Insolvency or Liquidation Proceeding in respect of all or any portion of the Second Lien Obligations pursuant to a confirmed plan of reorganization and that are (a) subordinated in right of payment and in all other respects to all First Lien Obligations at least to the same extent that the Second Lien Obligations are subordinated to First Lien Obligations pursuant to the terms of this Agreement, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless all First Lien Obligations have at least the same benefit of the obligation of such Person, and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer or other obligor thereunder than the terms contained in the First Lien Loan Documents.

“Representative” means any First Lien Representative and/or any Second Lien Representative, as the context may require.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“Second Lien Cap Amount” means the sum of (a) $400,000,000, plus (b) the aggregate amount of accrued interest, fees, premiums, costs, expenses, indemnities and any other amounts in respect of any Second Lien Obligations outstanding at any time (including all capitalized or paid “in kind” amounts, and including all amounts that would accrue but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any other provision thereof or any similar provisions of any Debtor Relief Laws).

“Second Lien Claimholders” means the Initial Second Lien Claimholders and any Additional Second Lien Claimholders.

“Second Lien Collateral” means any “Collateral” (or similar term) as defined in any Second Lien Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Second Lien Debt Document as security for any Second Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Claimholder.

“Second Lien Collateral Agent” means in the case of any Initial Second Lien Obligations or the Initial Second Lien Claimholders, the Initial Second Lien Collateral Agent and in the case of any Additional Second Lien Obligations and the Additional Second Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Second Lien Obligations and that is named as the Second Lien Collateral Agent in respect of such Additional Second Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Second Lien Collateral Agent”).

“Second Lien Collateral Documents” means the “Security Documents” or the “Collateral Documents” (or similar term) as defined in the applicable Second Lien Debt Documents and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or pursuant to which any such Lien is perfected.

“Second Lien Debt” means the Initial Second Lien Debt and any Additional Second Lien Debt.

“Second Lien Debt Documents” means the Initial Second Lien Debt Documents and any Additional Second Lien Debt Documents.

“Second Lien Declined Lien” has the meaning set forth in Section 2.3(b).

“Second Lien Default” has the meaning set forth in Section 3.1(a).

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” means the Initial Second Lien Obligations and any Additional Second Lien Obligations.

“Second Lien Pari Passu Intercreditor Agreement” means an agreement among each Second Lien Representative and each Second Lien Collateral Agent allocating rights among the various Series of Second Lien Obligations.

“Second Lien Representative” means in the case of the Initial Second Lien Obligations or the Initial Second Lien Claimholders, the Initial Second Lien Representative and in the case of any Additional Second Lien Obligations and the Additional Second Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Second Lien Representative in respect of such Additional Second Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Second Lien Representative”).

“Senior Officer” means the chief executive oﬃcer, president, chairman of the board, the chief financial oﬃcer, principal accounting oﬃcer, treasurer, assistant treasurer or controller of (i) the Company or (ii) the “General Partner” as defined in the First Lien Loan Agreement.

“Series” means, (i) with respect to First Lien Debt or Second Lien Debt, all First Lien Debt or Second Lien Debt, as applicable, represented by the same Representative acting in the same capacity and (ii) with respect to First Lien Obligations or Second Lien Obligations, all such obligations secured by same First Lien Collateral Documents or same Second Lien Collateral Documents, as the case may be.

“Short Fall” has the meaning set forth in Section 6.3(b).

“Standstill Notice” means a written notice from Second Lien Collateral Agent to First Lien Collateral Agent identified by its terms as a “Standstill Notice” for purposes of this Agreement and stating that a Second Lien Default has occurred and is continuing and that, as a consequence thereof, Second Lien Collateral Agent has declared all of the Second Lien Obligations to be immediately due and payable.

“Standstill Period” means the period of 180 days commencing on the date on which is the later of: (i) the date on which the Second Lien Collateral Agent declared the existence of any Event of Default (and as defined in) under any Second Lien Debt Document and demanded the repayment of all the principal amount of any Second Lien Obligations; and (ii) the date on which First Lien Collateral Agent receives the applicable Standstill Notice.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership interest, membership interest, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership interest, membership interest or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Titled Collateral” means any modular units, motor vehicles and other goods covered by certificate of title where perfection is governed by a certificate of title statute which provides for a security interest to be indicated on the certificate as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the property.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unprocessed Foods” has the meaning set forth in the Preamble to this Agreement.

“Wilmington Trust, National Association” has the meaning set forth in the Preamble to this Agreement.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and eﬀect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections and Exhibits shall be construed to refer to Sections and Exhibits of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and eﬀect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Second Lien Debt Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, hereby agrees that:

(a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Representative, any First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

(b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of any Second Lien Representative, any Second Lien Collateral Agent, any

Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(c) except for Permitted Subordinated Indebtedness Payments to the extent and in the manner set forth herein, no Grantor may make, and no Second Lien Claimholders may receive, any payment (whether made in cash, securities or other property or by set-off, recoupment, redemption, purchase or acquisition of indebtedness or any other similar rights) of principal, interest or any other amount with respect to the Second Lien Obligations, and

(d) no Second Lien Claimholder shall exercise any right of set-off or recoupment with respect to any Second Lien Obligations, until the Discharge of First Lien Obligations.

2.2 Prohibition on Contesting Liens. Each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, and each First Lien Representative and each First Lien Collateral Agent, for itself and on behalf of each other First Lien Claimholder represented by it, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the amount, nature or extent of the First Lien Obligations or Second Lien Obligations or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Representative, any First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1; provided that this provision will not be violated with respect to any particular Series of First Lien Obligations if the applicable First Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or such First Lien Collateral Agent states in writing that the First Lien Loan Documents in respect thereof prohibit such First Lien Collateral Agent from accepting a Lien on such asset or property or the applicable First Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien with respect to a particular Series of First Lien Obligations, a “First Lien Declined Lien”); or

(b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted, concurrently grants or within 10 Business Days of securing any First Lien Obligation grants a Lien on such asset or property to secure the Second Lien Obligations; provided that this provision will not be violated with respect to any particular Series of Second Lien Obligations if the applicable Second Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or such Second Lien Collateral Agent states in writing that the Second Lien Debt Documents in respect thereof prohibit such Second Lien Collateral Agent from accepting a Lien on such asset or property or the applicable Second Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien with respect to a particular Series of Second Lien Obligations, a “Second Lien Declined Lien” and, together with the First Lien Declined Liens, the “Declined Liens”).

If any Second Lien Representative, any Second Lien Collateral Agent or any Second Lien Claimholder shall hold any Lien on any assets or property of any Grantor securing any Second Lien Obligations that are not also subject to the first-priority Liens, other than any Declined Liens, securing all First Lien Obligations under the First Lien Collateral Documents, such Second Lien Representative, Second Lien Collateral Agent or Second Lien Claimholder shall notify the Designated First Lien Representative and the Designated First Lien Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to each First Lien Collateral Agent as security for the First Lien Obligations represented by it, such Second Lien Representative, Second Lien Collateral Agent and Second Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each First Lien Representative, First Lien Collateral Agent and the other First Lien Claimholders, other than any First Lien Claimholders whose First Lien Loan Documents prohibit them from taking such Liens, as security for the First Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any First Lien Representative, First Lien Collateral Agent and/or the First Lien Claimholders, each Second Lien Representative and each Second Lien Collateral Agent, on behalf of each Second Lien Claimholder represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that, subject to Sections 2.3 and 5.3(c), it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.12, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by any First Lien Collateral Agent or any Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Debt Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations, subject to Sections 2.3 and 5.3(c), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

2.5 Perfection of Liens. Except for the limited agreements of the First Lien Collateral Agents expressly set forth in Section 5.4, none of the First Lien Representatives, the First Lien Collateral Agents or the First Lien Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Lien Representatives, the Second Lien Collateral Agents or the Second Lien Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand, and such provisions shall not impose on the First Lien Representatives, the First Lien Collateral Agents, the First Lien Claimholders, the Second Lien Representatives, the Second Lien Collateral Agents, the Second Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

Section 3. Enforcement.

3.1 Exercise of Remedies.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Representatives, the Second Lien Collateral Agents and the Second Lien Claimholders:

(1) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided further, that (i) if an event of default under the Second Lien Debt Documents (a “Second Lien Default”) has occurred and is continuing, Second Lien Representatives, Second Lien Collateral Agents and Second Lien Claimholders may commence or maintain, or seek to commence or maintain Enforcement Actions after the expiration of the applicable Standstill Period, (ii) in no event shall any Second Lien Representative, Second Lien Collateral Agent or any other Second Lien Claimholder take any Enforcement Action or exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, any First Lien Representative, any First Lien Collateral Agent or any First Lien Claimholder shall (A) have commenced prior to the expiration of the Standstill Period (or thereafter but prior to the commencement of any Enforcement Action by Second Lien Collateral Agent with respect to all or any material portion of the Collateral) and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of the Collateral or (B) be diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of the Collateral and (iii) prior to taking any Enforcement Action, or action to commence or petition for any Insolvency Proceeding after the end of the Standstill Period, Second Lien Collateral Agent shall give First Lien Collateral Agent not more than thirty (30) Business Days and not less than five (5) Business Days prior written notice of the intention of Second Lien Representatives, Second Lien Collateral Agents or any other Second Lien Claimholder to exercise such rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Standstill Period;

(2) subject to their rights under Section 3.1(a)(1), will not object to the forbearance by the First Lien Collateral Agent or any First Lien Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and

(3) no Second Lien Representative, Second Lien Collateral Agent or Second Lien Claimholder shall file any notice or other document under the federal Assignment of Claims Act 31 U.S.C. § 3737, 41 U.S.C. § 15 that requires payment to any Second Lien Representative, Second Lien Collateral Agent or Second Lien Claimholder, in each case so long as any proceeds received by any First Lien Representative or First Lien Collateral Agent are applied in accordance with Section 4.1 and applicable law.

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the First Lien Representatives, the First Lien Collateral Agents and the First Lien Claimholders shall have the sole and exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-oﬀ, recoupment and the right to credit bid their debt, except that Second Lien Claimholders shall have the credit bid rights set forth in Section 3.1(c)(6)), and subject to Section 5.1, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder; provided that any proceeds received by any First Lien Representative or First Lien Collateral Agent are applied in accordance with Section 4.1 and applicable law. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the First Lien Representatives, the First Lien Collateral Agents and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Second Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, any Second Lien Representative, any Second Lien Collateral Agent and any other Second Lien Claimholder may:

(1) file a claim or statement of interest with respect to the Second Lien Obligations provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Representative, any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder, may be inconsistent with the provisions of this Agreement;

(5) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1);

(6) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any First Lien Representative, any First Lien Collateral Agent or any other First Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to, and are applied to, cause the Discharge of First Lien Obligations; and

(7) exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with applicable law (so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement).

Each Second Lien Representative and each Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder represented by it, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-oﬀ and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(1) to the extent such Second Lien Representative or such Second Lien Collateral Agent and Second Lien Claimholders represented by it are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement and applicable law. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a) and this Section 3.1(c), the sole right of the Second Lien Representatives, the Second Lien Collateral Agents and the other Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d) Subject to Sections 3.1(a) and 3.1(c):

(1) each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, agrees that such Second Lien Representative or such Second Lien Collateral Agent and such Second Lien Claimholders represented by it will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2) each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, hereby waives any and all rights such Second Lien Representative or such Second Lien Collateral Agent and such Second Lien Claimholders represented by it may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Representative, any First Lien Collateral Agent or any other First Lien Claimholder seeks to enforce or collect the First Lien Obligations or Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any First Lien Representative, any First Lien Collateral Agent or any other First Lien Claimholder is adverse to the interest of any Second Lien Claimholder; and

(3) each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Debt Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any First Lien Representative, any First Lien Collateral Agent or any other First Lien Claimholder with respect to the Collateral as set forth in this Agreement.

(e) The Second Lien Representatives, the Second Lien Collateral Agents and the other Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Debt Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) in the same manner as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.1(a) and 3.1(b), nothing in this Agreement shall prohibit the receipt by any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder of the Permitted Subordinated Indebtedness Payments owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder of rights or remedies as a secured creditor (including set-oﬀ and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them in respect of the Collateral or as a result of any other violation by any Second Lien Claimholder of the express terms of this Agreement; provided that upon commencement of any Insolvency or Liquidation Proceeding any payments with respect to the Second Lien Obligations will not be made. Nothing in this Agreement impairs or otherwise adversely aﬀects any rights or remedies any First Lien Representative, any First Lien Collateral Agent or any other First Lien Claimholder may have with respect to the First Lien Collateral.

3.2 Specific Performance. If any Second Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Lien Claimholder that relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Claimholders, it being understood and agreed by the Second Lien Collateral Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholder’s damages from actions of any Second Lien Claimholder may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Claimholder waives any defense that the Grantors and/or the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the First Lien Representatives and/or First Lien Collateral Agents may demand specific performance of this Agreement.

Each Second Lien Representative and each Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Representative, any First Lien Collateral Agent or any other First Lien Claimholder. No provision of this Agreement shall constitute or be deemed to constitute a waiver by any First Lien Representative or any First Lien Collateral Agent on behalf of itself and each other First Lien Claimholder represented by it of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

Section 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof and any insurance proceeds to be distributed pursuant to Section 5.2 received in connection with any Enforcement Action or other exercise of remedies by any First Lien Representative, any First Lien Collateral Agent or any First Lien Claimholder shall be applied as follows:

FIRST, to the payment all amounts due and payable to each of the First Lien Collateral Agent, the other First Lien Collateral Agents, the First Lien Representatives, Second Lien Collateral Agent, the other Second Lien Collateral Agents and Second Lien Representatives, in their respective capacities as such, in connection with performing their respective obligations under any First Lien Loan Documents or Second Lien Debt Documents, as applicable (including, but not limited to, indemnification obligations arising under the intercreditor agreement or any First Lien Loan Documents or Second Lien Debt Documents, as applicable, that are due and payable);

SECOND, by the Designated First Lien Collateral Agent and the other First Lien Collateral Agents or the First Lien Representatives, as applicable, to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents and, if then in eﬀect, the First Lien Pari Passu Intercreditor Agreement, until a Discharge of First Lien Obligations; provided, that any non-cash Collateral or non-cash proceeds may be held by the applicable First Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable;

THIRD, by the Designated Second Lien Collateral Agent and the other Second Lien Collateral Agents or the Second Lien Representatives, as applicable, to the applicable Second Lien Obligations in such order as specified in the applicable Second Lien Collateral Documents and, if then in eﬀect, the Second Lien Pari Passu Intercreditor Agreement, until a Discharge of Second Lien Obligations; and

FOURTH, to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

4.2 Payments Over.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) or other distributions on account of the Second Lien Obligations or any payment or distribution of any kind or character, whether in cash, property or securities on account of the Second Lien Obligations (other than Permitted Subordinated Indebtedness Payments as permitted herein) received by any Second Lien

Representative, Second Lien Collateral Agent or any other Second Lien Claimholder in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral, less any reasonable out-of-pocket expenses incurred in connection with such Enforcement Action, in all cases shall be segregated and held in trust and forthwith paid over to the Designated First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The Designated First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Representatives, Second Lien Collateral Agents or any such other Second Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, if any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral or proceeds thereof (including any assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and assets or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property shall be segregated and held in trust and forthwith paid over to the Designated First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). The Designated First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Representatives, the Second Lien Collateral Agents or any such other Second Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

Section 5. Other Agreements.

5.1 Releases.

(a) If in connection with any Enforcement Action by any First Lien Representative or any First Lien Collateral Agent or any other exercise of any First Lien Representative’s or any First Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of First Lien Obligations, such First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders represented by it, releases any of its Liens on any part of the Collateral or such First Lien Representative, for itself or on behalf of any of the First Lien Claimholders represented by it, releases any Grantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of each Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. If in connection with any Enforcement Action or other exercise of rights and remedies by any First Lien Representative or any First Lien Collateral Agent, in each case prior to the Discharge of First Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and such First Lien Collateral Agent releases its Lien on the property or assets of such Person then the Liens of each Second Lien Collateral Agent with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of such First Lien Collateral Agent. Each Second Lien Representative and each Second Lien Collateral Agent, for itself or on behalf of any Second Lien Claimholder represented by it, shall promptly execute and deliver to the First Lien Representatives, First Lien Collateral Agents or such Grantor such termination statements, releases and other documents as any First Lien Representative, First Lien Collateral Agent or such Grantor may request to effectively confirm the foregoing releases.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the First Lien Loan Documents and the terms of the Second Lien Debt Documents (other than in connection with an Enforcement Action or other exercise of any First Lien Representative’s and/or First Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by Section 5.1(a)), any First Lien Collateral Agent, for itself or on behalf of any First Lien Claimholder represented by it, releases any of its Liens on any part of the Collateral, or any First Lien Representative, for itself or on behalf of any First Lien Claimholder represented by it, releases any Grantor from its obligations under its guaranty of the First Lien Obligations, in each case other than in connection with, or following, the Discharge of First Lien Obligations or after the occurrence and during the continuance of any Event of Default under (and as defined in) any Second Lien Debt Document, then the Liens, if any, of each Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders represented by it, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. Each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, shall promptly execute and deliver to the First Lien Representatives, the First Lien Collateral Agents or such Grantor such termination statements, releases and other documents as any First Lien Representative, First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of First Lien Obligations occurs, each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, hereby irrevocably constitutes and appoints the Designated First Lien Collateral Agent and any oﬃcer or agent of the Designated First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Representative, such Second Lien Collateral Agent and such Second Lien Claimholders or in the Designated First Lien Collateral Agent’s own name, from time to time in the Designated First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations. Without limiting the foregoing, the Designated First Lien Collateral Agent or any agent or designee thereof is hereby authorized to execute any documents necessary or appropriate to release the Liens of any Second Lien Collateral Agent on any certificate of title in accordance with this Section 5.1.

(d) Until the Discharge of First Lien Obligations occurs, to the extent that any First Lien Collateral Agent, any First Lien Representative or any First Lien Claimholder has released any Lien on Collateral or any Grantor from its obligation under its guarantee and any such Liens or guarantee are later reinstated or obtains any new Liens or additional guarantees, then each Second Lien Collateral Agent, for itself and for the Second Lien Claimholders represented by it, shall be granted a Lien on any such Collateral (except to the extent such Lien represents a Second Lien Declined Lien with respect to the Second Lien Debt represented by such Second Lien Collateral Agent or secures First Lien Obligations consisting of reimbursement obligations in respect of letters of credit to the extent provided in Section 2.3), subject to this Agreement, and each Second Lien Representative, for itself and for the Second Lien Claimholders represented by it, shall be granted an additional guarantee, as the case may be.

5.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, if a Discharge of First Lien Obligations has occurred, subject to the rights of the Grantors under the Second Lien Debt Documents, the balance of such proceeds shall be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Debt Documents and then, if a Discharge of Second Lien Obligations has occurred, any remaining balance shall be paid to the First Lien Collateral Agent for application to the prepayment of any excess First Lien Obligations and, then, after the payment in full in cash of all excess First Lien Obligations, any remaining balance shall be paid to the Second Lien Collateral Agent for application to the prepayment of any excess Second Lien Obligations, and thereafter, any remaining balance shall be paid to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

5.3 Amendments to First Lien Loan Documents and Second Lien Debt Documents.

(a) The First Lien Loan Documents of any Series may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the First Lien Debt of any Series may be Refinanced subject to Section 8.7 without notice to, or the consent of, any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder, all without aﬀecting the lien and payment subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, modification or Refinancing is not materially adverse to the rights and remedies of any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder or inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to each Second Lien Collateral Agent to the terms of this Agreement. Each First Lien Collateral Agent and First Lien Representative may rely on a certificate of the Company stating that such amendment, restatement, supplement or other modification does not contravene any provision of this Agreement or the Second Lien Debt Document as then in effect; provided, further, that any such amendment, restatement, supplement, extension, modification or Refinancing shall not, without the consent of the Second Lien Collateral Agent:

(1) increase the then-outstanding aggregate principal amount of the Indebtedness outstanding under all First Lien Loan Documents (including, if any, any undrawn portion of any commitment under the First Lien Loan Documents) to an amount in excess of the First Lien Cap Amount (plus any DIP Financing, subject to the DIP Conditions).

(b) The Second Lien Debt Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Second Lien Debt of any Series may be Refinanced subject to Section 8.7 without notice to, or the consent of, any First Lien Representative, any First Lien Collateral Agent or any other First

Lien Claimholder, all without aﬀecting the lien and payment subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, modification or Refinancing is not materially adverse to the rights and remedies of any First Lien Representative, any First Lien Collateral Agent or any other First Lien Claimholder or inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to each First Lien Collateral Agent to the terms of this Agreement. Each Second Lien Collateral Agent and Second Lien Representative may rely on a certificate of the Company stating that such amendment, restatement, supplement or other modification does not contravene any provision of this Agreement or any First Lien Loan Document as then in effect; provided, further, that any such amendment, restatement, supplement, extension, modification or Refinancing shall not, without the consent of the First Lien Collateral Agent:

(1) increase the then-outstanding aggregate principal amount of the Indebtedness outstanding under all Second Lien Debt Documents (including, if any, any undrawn portion of any commitment under the Second Lien Debt Documents) to an amount in excess of the Second Lien Cap Amount;

(2) accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decrease the weighted average life to maturity; or

(3) modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Second Lien Debt Document in a manner materially adverse to the First Lien Claimholders.

5.4 Confirmation of Subordination in Second Lien Collateral Documents. The Company and each Second Lien Representative, Second Lien Collateral Agent and other Second Lien Claimholder agrees that each Second Lien Collateral Document (other than UCC financing statements) shall include the following language (or language to similar eﬀect approved by the Designated First Lien Collateral Agent (such approval not to be unreasonably withheld, conditioned or delayed)):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of October 15, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Unprocessed Foods, LLC, as First Lien Representative and First Lien Collateral Agent, Wilmington Trust, National Association, as Initial Second Lien Representative and Initial Second Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Company and each Second Lien Representative, Second Lien Collateral Agent and other Second Lien Claimholder agrees that each Second Lien Mortgage, if any, covering any Collateral shall contain such other language as the Designated First Lien Collateral Agent may reasonably request to reflect the lien and payment subordination of such Second Lien Mortgage to the First Lien Collateral Documents covering such Collateral.

5.5 Gratuitous Bailee/Agent for Perfection; Control Agent for Perfection.

(a) Each First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”), as collateral agent for the First Lien Claimholders and as gratuitous bailee for the Second Lien Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Debt Documents, respectively, subject to the terms and conditions of this Section 5.5. Solely with respect to any deposit accounts, securities accounts or commodity accounts under the control (within the meaning of (x) Section 9-104 of the UCC as such term relates to deposit accounts, (y) Section 8-106 of the UCC as such term relates to securities accounts and (z) Section 9-106 of the UCC as such term relates to commodity accounts) of any First Lien Collateral Agent, such First Lien Collateral Agent agrees to also hold control over such accounts as gratuitous agent for the Second Lien Collateral Agents, subject to the terms and conditions of this Section 5.5. If any First Lien Collateral Agent shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to any Collateral, such First Lien Collateral Agent shall also take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Second Lien Collateral Agents, subject to the terms and conditions of this Section 5.5. Prior to a Discharge of First Lien Obligations, at the request of the Designated First Lien Collateral Agent, each Second Lien Collateral Agent shall turn over possession of any Pledged Collateral in possession of such Second Lien Collateral Agent to the Designated First Lien Collateral Agent.

(b) No First Lien Collateral Agent shall have any obligation whatsoever to the other First Lien Claimholders, the Second Lien Representatives, the Second Lien Collateral Agents or the Second Lien Claimholders to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, to perfect the security interests of the Second Lien Collateral Agents or other Second Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of any First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral or taking actions with respect to any Collateral as gratuitous bailee and, with respect to deposit accounts, securities accounts or commodity accounts, gratuitous agent, in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in Section 5.5(d).

(c) No First Lien Collateral Agent or any other First Lien Claimholder shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any Second Lien Representative or any other Second Lien Claimholder and the Second Lien Representatives, the Second Lien Collateral Agents and the Second Lien Claimholders hereby waive and release the First Lien Collateral Agents and the other First Lien Claimholders from all claims and liabilities arising pursuant to any First Lien Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the First Lien Collateral Agents and the other First Lien Claimholders, on the one hand, and the Second Lien Representatives, the Second Lien Collateral Agents and the other Second Lien Claimholders on the other hand, may diﬀer and the First Lien Collateral Agents and the other First Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Representatives, the Second Lien Collateral Agents or other Second Lien Claimholders.

(d) So long as this Agreement is in eﬀect, Pledged Collateral in the possession of any Collateral Agent or any Representative shall be delivered to the Designated First Lien Collateral Agent or the Designated Second Lien Collateral Agent, as applicable, together with any necessary endorsements (which endorsements shall be without recourse and without any representation or warranty), in the following manner:

(1) to the Designated First Lien Collateral Agent until a Discharge of First Lien Obligations has occurred, and thereafter,

(2) to the Designated Second Lien Collateral Agent until a Discharge of Second Lien Obligations has occurred, and thereafter,

(3) to the Company or to whomever may be lawfully entitled to receive the same.

Following the Discharge of First Lien Obligations, each First Lien Collateral Agent further agrees to take all other action reasonably requested by any Second Lien Collateral Agent at the expense of the Company in connection with the Second Lien Collateral Agents obtaining a first-priority security interest in the Collateral.

(e) Each First Lien Representative and each First Lien Collateral Agent, for itself and on behalf of each other First Lien Claimholder represented by it, and each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, each hereby appoint Unprocessed Foods, LLC, in its capacity as Designated First Lien Collateral Agent, as its collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Representatives, First Lien Collateral Agents, Second Lien Representatives and Second Lien Collateral Agents, the “Control Agent”) for the limited purpose of acting as the control agent on behalf of each First Lien Representative, each First Lien Collateral Agent and each other First Lien Claimholder and on behalf of each Second Lien Representative, each Second Lien Collateral Agent and each other Second Lien Claimholder with respect to the applicable Titled Collateral solely for purposes of perfecting the Liens of such parties on the Titled Collateral. The Control Agent accepts such appointment. Each First Lien Representative and each First Lien Collateral Agent, for itself and on behalf of each other First Lien Claimholder represented by it, and each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, hereby also acknowledge and agree that any certificate of title with respect to any Titled Collateral (a security interest in which is required to be perfected under the applicable First Lien Loan Documents and Second Lien Debt Documents) may name the Control Agent as secured party and such notation shall be intended to perfect the security interest of the Control Agent, for the benefit of the First Lien Claimholders and the Second Lien Claimholders, the security interest of each First Lien Collateral Agent, for the benefit of each First Lien Claimholder represented by it, and the security interest of each Second Lien Collateral Agent, for the benefit of each Second Lien Claimholder represented by it, in such Titled Collateral.

(f) The Control Agent, each First Lien Representative and each First Lien Collateral Agent, for itself and on behalf of each other First Lien Claimholder represented by it, and each Second Lien Representative and each Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Claimholder represented by it, each hereby agrees that the Designated First Lien

Collateral Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Titled Collateral until the date upon which the Discharge of First Lien Obligations shall have occurred and neither any Second Lien Representative, Second Lien Collateral Agent nor any Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the Designated First Lien Collateral Agent in any respect or take any action prohibited under any provision of this Agreement as if such Titled Collateral was not subject to a Lien in favor of the Control Agent. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Collateral Agent in accordance with Section 14.2 of the First Lien Loan Agreement. The First Lien Claimholders (other than the First Lien Representatives and the First Lien Collateral Agents) and the Second Lien Claimholders (other than the Second Lien Representatives and the Second Lien Collateral Agents) hereby severally but not jointly agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First Lien Claimholders are required to do so for the applicable First Lien Representatives and First Lien Collateral Agents in accordance with the applicable First Lien Loan Documents and that the Second Lien Claimholders are required to do so for the applicable Second Lien Representatives and Second Lien Collateral Agents in accordance with the applicable Second Lien Debt Documents.

(g) Neither the Control Agent nor any Representative shall have any obligation whatsoever to the other Representatives, to any First Lien Claimholder or to any Second Lien Claimholder to ensure that the Titled Collateral is genuine or owned by any of the Grantors, to perfect the security interests of any other Representative in the Titled Collateral or to preserve rights or benefits of any Person with respect to the Titled Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the Control Agent under this Section 5.5 shall be limited solely to holding (either itself or through its appointment of a custodian) the Titled Collateral as control agent in accordance with this Section 5.5 and cooperating with the Grantors with respect to the Titled Collateral upon a Discharge of First Lien Obligations in order to effectuate the procedures set forth in Section 5.5(i) below.

(h) The Control Agent, acting in such capacity pursuant to this Section 5.5 shall not have, by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Representative, any First Lien Collateral Agent, any First Lien Claimholder, any Second Lien Representative, any Second Lien Collateral Agent or any Second Lien Claimholders.

(i) Upon the Discharge of First Lien Obligations, in the event the Control Agent and the Designated Second Lien Collateral Agent are not the same entity, at the cost and expense of the Grantors, all certificates of title with respect to Titled Collateral naming the Control Agent shall be re-submitted in order to remove the Control Agent and (if any Second Lien Obligations are then outstanding) to name the Designated Second Lien Collateral Agent as secured party thereon (it being understood that the Control Agent (or its designee) shall continue to hold the security interests in the Titled Collateral granted to it pursuant to this Agreement until such titles are so amended) and in the event the Control Agent and the Designated Second Lien Collateral Agent are the same entity, the Control Agent’s interest in all entries on the certificates of title shall be automatically deemed assigned to the Designated Second Lien Collateral Agent. After the Discharge of First Lien Obligations, the Designated Second Lien Collateral Agent shall be deemed to have been appointed (and hereby accepts such appointment) as Control Agent for purposes of this Section 5.5 and shall act as Control Agent in accordance with this Section 5.5.

(j) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days’ notice to the First Lien Representatives, the First Lien Collateral Agents, the Second Lien Representatives, the Second Lien Collateral Agents and the Grantors. If upon the eﬀective date of such resignation no successor to the Control Agent has been agreed upon and appointed by both the Designated First Lien Collateral Agent and the Designated Second Lien Collateral Agent, the Control Agent (after consulting with the Designated First Lien Collateral Agent and the Designated Second Lien Collateral Agent) may appoint its successor and shall execute (at the Grantors’ expense) any necessary documents needed to re-submit the certificates of title with respect to the Titled Collateral in order to remove the resigning Control Agent from such certificates and the Grantors hereby to cooperate with the Control Agent and such successor Control Agent in connection with such re-submissions.

5.6 No Waiver of Lien Priorities. No right of the First Lien Claimholders, the First Lien Representatives, the First Lien Collateral Agents or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder, First Lien Representative or First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Debt Documents, regardless of any knowledge thereof which any First Lien Representative, First Lien Collateral Agent or any First Lien Claimholder, or any of them, may have or be otherwise charged with.

5.7 Purchase Right

Without prejudice to the enforcement of the First Lien Claimholders’ remedies, the First Lien Claimholders agree that following (a) the acceleration of the First Lien Obligations, (b) the acceleration of the Second Lien Obligations or (c) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), one or more of the holders of the Second Lien Debt may request, and the First Lien Claimholders hereby oﬀer the holders of Second Lien Debt the option, to purchase all, but not less than all, of the aggregate amount of outstanding First Lien Obligations (including unfunded commitments under any First Lien Loan Document and any MOIC Amount (as defined in the First Lien Loan Agreement)) outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the First Lien Obligations and accrued and unpaid interest, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding, at the applicable post-default rate and all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses (including breakage costs)), without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to customary assignment documentation). If such right is exercised, the First Lien Claimholders and the holders of Second Lien Debt shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the holders of Second Lien Debt exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Representatives and the purchasing holders of Second Lien Debt. If none of the holders of Second Lien Debt timely exercises such right the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement. Each First Lien Claimholder will retain all rights to indemnification provided in the relevant First Lien Loan Document for all claims and other amounts relating to the period prior to the purchase of the First Lien Obligations pursuant to this Section 5.7.

5.8 Rights as Unsecured Creditors; Rights to Certain Payments. Notwithstanding anything to the contrary in this Agreement and without limiting the rights of any Grantor under any Second Lien Debt Document, the Second Lien Representatives and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Lien Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Unless otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by any Second Lien Representative or any Second Lien Claimholder of the Permitted Subordinated Indebtedness Payments due under the Second Lien Debt Documents so long as such receipt (a) prior to the Discharge of the First Lien Obligations, is not the direct or indirect result of the exercise of rights or remedies as a creditor in respect of First Lien Collateral and (b) is not in violation of this Section 5.8, to the extent applicable. In the event any Second Lien Representative or any Second Lien Claimholder becomes a judgment lien creditor in respect of any First Lien Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Lien Obligations, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement. Nothing in this Agreement shall be construed to prevent, impair or otherwise adversely affect any rights or remedies the First Lien Representatives or the First Lien Claimholders may have with respect to the First Lien Collateral or any of the First Lien Loan Documents.

Section 6. Insolvency or Liquidation Proceedings.

6.1 Finance Matters. Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such First Lien Collateral Agent or any other creditor has a Lien, or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Agent agrees, subject to the DIP Conditions, on behalf of itself and each other Second Lien Claimholder, (a) will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the First Lien Collateral Agent), (b) will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing and (c) will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3). No Second Lien Claimholder may provide DIP Financing to the Company or any other Grantor secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations; provided, that if no First Lien Claimholder offers to provide DIP Financing acceptable to the Company to the extent permitted under this Section 6.1 on or before the petition date, then a Second Lien Claimholder may seek to provide such DIP Financing secured by Liens pari passu or senior in priority to the claims securing any First Lien Obligations, subject to consent of the First Lien Claimholders (which shall not be unreasonably withheld). Notwithstanding anything herein to the contrary, (i) one or more Second Lien Claimholders may propose, or support any other Person in proposing DIP Financing to the Company or any other Grantor secured by Liens junior in priority to the Liens securing any First Lien Obligations and (ii) the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Claimholders, solely in their capacity as unsecured creditors and not as secured creditors of any Grantor, may raise any objections to any use, sale, or lease of “Cash Collateral”, or DIP Financing that could be raised by any unsecured creditor of the Grantors.

6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder, agrees that none of them shall, without the prior written consent of the First Lien Collateral Agent: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the First Lien Collateral Agent for relief from such stay.

6.3 Adequate Protection.

(a) The Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the First Lien Collateral Agent or any other First Lien Claimholder for adequate protection under any Bankruptcy Law; or

(2) any objection by the First Lien Collateral Agent or any other First Lien Claimholder to any motion, relief, action or proceeding based on the First Lien Collateral Agent or any First Lien Claimholder claiming a lack of adequate protection.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Collateral Agent, for itself and any other Second Lien Claimholder, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

(2) The Second Lien Collateral Agent and Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Second Lien Collateral Agent and the Second Lien Claimholders on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Second Lien Collateral Agent and the Second Lien Claimholders on the Collateral; (C) an administrative expense claim; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Second Lien Collateral Agent and the other Second Lien Claimholders; (D) cash payments with respect to interest on the Second Lien Obligations; provided that (1) as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted cash payments with respect to interest on the First Lien Obligations, and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Second Lien Obligations outstanding on the date such relief is granted at the interest rate under the Second Lien Debt Documents and accruing from the date the Second Lien Collateral Agent is granted such relief and (E)

superpriority claim; provided that as adequate protection for the First Lien Obligations, the First Lien Collateral Agent, on behalf of the First Lien Claimholders, is also granted superpriority claims which shall be senior and prior to the superiority claims of the Second Lien Collateral Agent and the other Second Lien Claimholders. If any Second Lien Claimholder receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Second Lien Adequate Protection Payments”), and the First Lien Claimholders do not receive payment in full in cash of all First Lien Obligations (subject, in the case of principal outstanding under the First Lien Loan Documents and face amounts of letters of credit issued and outstanding, to the First Lien Debt) upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each Second Lien Claimholder shall pay over to the First Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Second Lien Adequate Protection Payments received by such Second Lien Claimholder and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the First Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the First Lien Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Second Lien Claimholders pro rata in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Second Lien Claimholders made pursuant to this Section 6.3(b).

(c) The Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Second Lien Collateral Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Second Lien Collateral Agent at least fifteen (15) days in advance of such hearing.

6.4 No Waiver. Subject to Section 6.8(b), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the other Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any other Second Lien Claimholder of adequate protection or the asserting by the Second Lien Collateral Agent or any other Second Lien Claimholder of any of its rights and remedies under the Second Lien Debt Documents or otherwise.

6.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of its First Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of First Lien Obligations (or, as applicable, payment in full in cash of all excess First Lien Obligations (including interest accruing thereon on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.

6.6 Asset Dispositions in an Insolvency or Liquidation Proceeding. In an Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Agent nor any other Second Lien Claimholder, in its capacity as a secured creditor only, shall oppose any sale or disposition of any assets of any Grantor that is consented to by the First Lien Claimholders, and will be deemed to have consented under Section 363(f) of the Bankruptcy Code (and otherwise) to any sale consented to by the First Lien Claimholders and to have released their Liens on such assets so long as the First Lien Claimholders have released their Liens on such assets and the net cash proceeds from the sale or disposition are applied in accordance with the terms of this Agreement. Notwithstanding the foregoing or any other provision herein to the contrary, the Second Lien Collateral Agent and each other Second Lien Claimholder, solely in its capacity as an unsecured creditor and not as a secured creditor of any Grantor, shall be entitled to oppose any sale or disposition of any assets of any Grantor under Section 363 of the Bankruptcy Code without the consent or approval of the First Lien Collateral Agent or the First Lien Claimholders.

6.7 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.8 Post-Petition Interest.

(a) None of the Second Lien Collateral Agent or any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest to the extent of the value of any First Lien Claimholder’s Lien on the Collateral, without regard to the existence of the Liens of the Second Lien Collateral Agent or the other Second Lien Claimholders on the Collateral.

(b) None of the First Lien Collateral Agent or any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any other Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, on the Collateral (after taking into account the amount of the First Lien Obligations).

6.9 Waiver. The Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.10 Separate Grants of Security and Separate Classification. The Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder, and the First Lien Collateral Agent on behalf of itself and each other First Lien Claimholder, acknowledges and agrees that:

(a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the First Lien Loan Documents arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, on behalf of itself and each other First Lien Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

6.11 Effectiveness in Insolvency or Liquidation Proceedings. The parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

Section 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, each First Lien Representative and each First Lien Collateral Agent, on behalf of itself and each other First Lien Claimholder represented by it, acknowledges that it and such First Lien Claimholders have, independently and without reliance on any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Loan Documents or this Agreement. Each Second Lien Representative and each Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder represented by it, acknowledges that the holders of Second Lien Debt have, independently and without reliance on any First Lien Representative, any First Lien Collateral Agent or any other First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Debt Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Debt Documents or this Agreement.

7.2 No Warranties or Liability. Each First Lien Representative and each First Lien Collateral Agent, on behalf of itself and each other First Lien Claimholder represented by it, acknowledges and agrees that no Second Lien Representative or other Second Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the holders of Second Lien Debt will be entitled to manage and supervise their respective extensions of credit under the Second Lien Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Second Lien Representative and each Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder represented by it, acknowledges and agrees that no First Lien Representative or other First Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Representatives, the Second Lien Collateral Agents and the other Second Lien Claimholders shall have no duty to the First Lien Representatives, the First Lien Collateral Agents or any of the other First Lien Claimholders, and the First Lien Representatives, the First Lien Collateral Agents and the other First Lien Claimholders shall have no duty to the Second Lien Representative, the Second Lien Collateral Agents or any of the other Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Debt Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities. No right of the First Lien Claimholders, the First Lien Representatives, the First Lien Collateral Agents or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder, First Lien Representative or First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Debt Documents, regardless of any knowledge thereof which any First Lien Representative, First Lien Collateral Agent or any First Lien Claimholder, or any of them, may have or be otherwise charged with.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Representatives, the First Lien Collateral Agents and the other First Lien Claimholders and the Second Lien Representatives, the Second Lien Collateral Agents and the other Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Debt Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Debt Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, in each case other than a Discharge, the Company or any other Grantor in respect of any First Lien Representative, any First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, any Second Lien Representative, any Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

Section 8. Miscellaneous.

8.1 Integration/Conflicts. This Agreement, the First Lien Loan Documents and the Second Lien Debt Documents represent the entire agreement of the Grantors, the First Lien Claimholders and the Second Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any party hereto or any of the First Lien Claimholders or the Second Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Debt Documents, the provisions of this Agreement shall govern and control; provided that the foregoing shall not be construed to limit the relative rights and obligations as among the First Lien Claimholders or as among the Second Lien Claimholders; as among the First Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the First Lien Pari Passu Intercreditor Agreement, and as among the Second Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the Second Lien Pari Passu Intercreditor Agreement.

8.2 Eﬀectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become eﬀective when executed and delivered by the parties hereto. This is a continuing agreement of lien and payment subordination and the First Lien Claimholders may continue, at any time and without notice to any Second Lien Representative or any other Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereon. Each Second Lien Representative and each Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and eﬀect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineﬀective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic eﬀect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar Person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to any First Lien Representative and any First Lien Collateral Agent, the First Lien Claimholders represented by it and their First Lien Obligations, on the date on which the First Lien Obligations of such First Lien Claimholders are Discharged, subject to Section 6.5; and

(b) with respect to any Second Lien Representative and any Second Lien Collateral Agent, the Second Lien Claimholders represented by it and their Second Lien Obligations, on the date on which the Second Lien Obligations of such Second Lien Claimholders are Discharged, subject to Section 6.5;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement, except with respect to any such amendment, modification or waiver (i) to Section 5.1, Section 5.2, Section 5.3, Section 8.7, Section 8.18, Section 8.20 or this Section 8.3, or (ii) that increases the obligations or reduces the rights of, or otherwise adversely aﬀects, the Company or any other Grantor, which, in each case, shall require the consent of the Company.

(b) Notwithstanding the foregoing, without the consent of any First Lien Claimholder or Second Lien Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.7 and upon such execution and delivery, such Representative and Collateral Agent and the Additional Second Lien Claimholders and Additional Second Lien Obligations, as the case may be, of the Series for which such Representative and Collateral Agent are acting shall be subject to the terms hereof.

(c) Notwithstanding the foregoing, without the consent of any other Representative, Collateral Agent or Claimholder, the Designated First Lien Representative may eﬀect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Second Lien Obligations in compliance with this Agreement.

8.4 Information Concerning Financial Condition of the Grantors and their Subsidiaries. The First Lien Representatives, the First Lien Collateral Agents and the First Lien Claimholders, on the one hand, and the holders of Second Lien Debt, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Representatives, the First Lien Collateral Agents and the other First Lien Claimholders shall have no duty to advise the Second Lien Representatives, the Second Lien Collateral Agents or any other Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Representatives, the First Lien Collateral Agents or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Second Lien Representative, any Second Lien Collateral Agent or any other Second Lien Claimholder, it or they shall be under no obligation:

(a) to make, and the First Lien Representatives, the First Lien Collateral Agents and the other First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Representatives, the Second Lien Collateral Agents or the other Second Lien Claimholders pays over to any of the First Lien Representatives, the First Lien Collateral Agents or the other First Lien Claimholders under the terms of this Agreement, such Second Lien Claimholders, Second Lien Representatives and Second Lien Collateral Agents shall be subrogated to the rights of such First Lien Representatives, First Lien Collateral Agents and First Lien Claimholders; provided that each Second Lien Representative and each Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company and the other Grantors each acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Second Lien Representative, Second Lien Collateral Agent or other Second Lien Claimholder that are paid over to any First Lien Representative, First Lien Collateral Agent or other First Lien Claimholder pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6 Application of Payments. All payments received by any First Lien Representative, First Lien Collateral Agent or other First Lien Claimholder may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents (subject to the First Lien Pari Passu Intercreditor Agreement, if then in eﬀect). Each Second Lien Representative and each Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder represented by it, agrees to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 Additional Debt Facilities.

(a) To the extent, but only to the extent, permitted by the provisions of the First Lien Loan Documents and the Second Lien Debt Documents and Section 5.3, the Company and the other Grantors may incur (or issue and sell), secure and guarantee one or more series or classes of Indebtedness that the Company designates as Additional Second Lien Debt (each, “Additional Debt”).

Any such series or class of Additional Second Lien Debt may be secured by a junior-priority, subordinated Lien on the Collateral, in each case under and pursuant to the relevant Second Lien Collateral Documents for such Series of Additional Second Lien Debt, if and subject to the condition, unless such Indebtedness is part of an existing Series of Additional Second Lien Debt represented by a Second Lien Representative and Second Lien Collateral Agent already party to this Agreement and the Second Lien Pari Passu Intercreditor Agreement, the Additional Second Lien Representative and Additional Second Lien Collateral Agent of any such Additional Second Lien Debt each becomes a party to this Agreement and the Second Lien Pari Passu Intercreditor Agreement by satisfying the conditions set forth in clauses (1) and (2) of Section 8.7(b), in each case with the consent of the First Lien Collateral Agent. Upon any Additional Second Lien Representative and Additional Second Lien Collateral Agent so becoming a party hereto and becoming a party to the Second Lien Pari Passu Intercreditor Agreement in accordance with the terms thereof, all Additional Second Lien Obligations of such Series shall also be entitled to be so secured by a subordinated Lien on the Collateral in accordance with the terms hereof and thereof.

(b) In order for an Additional Representative and an Additional Collateral Agent to become a party to this Agreement:

(1) such Additional Representative and such Additional Collateral Agent shall have executed and delivered to the then-existing Designated First Lien Representative and the then-existing Designated Second Lien Representative a Joinder Agreement substantially in the form of Exhibit A hereto (if such Representative is an Additional Second Lien Representative and such Collateral Agent is an Additional Second Lien Collateral Agent) (with such changes as may be reasonably approved by the Designated First Lien Representative and such Representative and such Collateral Agent) pursuant to which such Additional Representative becomes a Representative hereunder, such Additional Collateral Agent becomes a Collateral Agent hereunder and the related First Lien Claimholders or Second Lien Claimholders, as applicable, become subject hereto and bound hereby; and

(2) the Company shall have delivered a Designation to the then-existing Designated First Lien Collateral Agent and the then-existing Designated Second Lien Collateral Agent substantially in the form of Exhibit C hereto, pursuant to which a Senior Oﬃcer shall identify the Indebtedness to be designated as Additional Second Lien Obligations, as applicable, and the initial aggregate principal amount of such Indebtedness, specify the name and address of the applicable Additional Representative and Additional Collateral Agent, certify that such Additional Debt is permitted to be incurred, secured and guaranteed by each First Lien Loan Document and Second Lien Debt Document and that the conditions set forth in this Section 8.7 are satisfied with respect to such Additional Debt and attach to such Designation true and complete copies of each of the First Lien Loan Documents or Second Lien Debt Documents, as applicable, relating to such Additional Second Lien Debt certified as being true and correct by a Senior Officer.

(c) The Additional Second Lien Debt Documents relating to such Additional Second Lien Obligations shall provide that each of the applicable Claimholders with respect to such Additional Second Lien Obligations will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Second Lien Obligations.

(d) [Reserved].

(e) With respect to any incurrence, issuance or sale of Indebtedness after the date hereof under the Additional Second Lien Debt Documents of a Series of Additional Second Lien

Debt whose Representative and Collateral Agent are already each a party to this Agreement and the Second Lien Pari Passu Intercreditor Agreement, the requirements of Section 8.7(b) shall not be applicable and such Indebtedness shall automatically constitute Additional Second Lien Debt so long as such Indebtedness is permitted to be incurred, secured and guaranteed by each First Lien Loan Document and Second Lien Debt Document and the provisions of Section 8.7(b)(2) have been complied with; provided, further, however, that with respect to any such Indebtedness incurred, issued or sold pursuant to the terms of any Additional Second Lien Debt Documents of such existing Series of Additional Second Lien Debt as such terms existed on the date the Representative and Collateral Agent for such Series of Additional Second Lien Debt executed the Joinder Agreement, the requirements of this Section 8.7(e) shall be tested only as of the date of execution of such Joinder Agreement, if pursuant to a commitment entered into at the time of such Joinder Agreement and with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

8.8 Agency Capacities.

(a) Except as expressly provided herein, Unprocessed Foods is acting in the capacity of First Lien Representative and First Lien Collateral Agent solely for the First Lien Claimholders, Wilmington Trust, National Association is acting in the capacity of Initial Second Lien Representative and Initial Second Lien Collateral Agent solely for the Initial Second Lien Claimholders, Unprocessed Foods is acting in the capacity of Designated First Lien Representative and Designated First Lien Collateral Agent solely for the First Lien Claimholders and Wilmington Trust, National Association is acting in the capacity of Designated Second Lien Representative and Designated Second Lien Collateral Agent solely for the Second Lien Claimholders. Except as expressly provided herein, each other Representative and Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Claimholders under the First Lien Loan Documents or Second Lien Debt Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement. Wilmington Trust, National Association, in acting in its capacities as Initial Second Lien Representative, Initial Second Lien Collateral Agent, Designated Second Lien Representative and Designated Second Lien Collateral Agent, shall be entitled to the rights, immunities, indemnities, benefits, privileges and other protections of the Initial Second Lien Indenture when acting hereunder.

(b) Each of the First Lien Representative and First Lien Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the First Lien Loan Agreement; and in doing so, neither shall be responsible for the terms or suﬃciency of this Agreement for any purpose. Each of the First Lien Representative and First Lien Collateral Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the First Lien Representative and First Lien Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted it to under the First Lien Loan Documents, as applicable.

(c) Each of the Initial Second Lien Representative and Initial Second Lien Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Initial Second Lien Debt Document; and in doing so, neither shall be responsible for the terms or suﬃciency of this Agreement for any purpose. Each of the Initial Second Lien Representative and Initial Second Lien Collateral Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the Initial Second Lien Representative and Initial Second Lien Collateral Agent shall have and be protected by all of the rights, immunities, indemnities, benefits, privileges and other protections granted it to under the Initial Second Lien Debt Documents, as applicable.

(d) Each of the above clauses (b) and (c), as applicable, shall apply to each Additional Collateral Agent and Additional Representative, mutatis mutandis, and they shall have the same protections aﬀorded them by the applicable Additional Second Lien Debt Documents.

8.9 Submission to Jurisdiction; Certain Waivers. Each of the Company, each other Grantor, and each Representative and each Collateral Agent, on behalf of itself and each other applicable Claimholder represented by it, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other First Lien Loan Document or Second Lien Debt Document shall aﬀect any right that any Claimholder may otherwise have to bring any action or proceeding relating to this Agreement or any other First Lien Loan Document or Second Lien Debt Document against such Grantor or any of its assets in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in Section 8.9(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.11 (and agrees that nothing in this Agreement will aﬀect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in Section 8.9(e) is suﬃcient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes eﬀective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO, AND THE COMPANY AND THE OTHER GRANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.11 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall be sent to the applicable Second Lien Representative and the applicable First Lien Representative, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

(i)	UNPROCESSED FOODS, LLC, as First Lien Representative and as First Lien Collateral Agent:

Unprocessed Foods, LLC

1908 Thomas Avenue, Suite 12227

Cheyenne, WY 82001

Attention: Shaleen Shah

E-mail: shaleen@ahimsafdn.org

With a copy to:

DLA Piper LLP (US)

2000 Avenue of the Stars

Suite 400 North Tower

Los Angeles, CA 90067-4704

Attn: Eric Goldberg and Shmuel Klahr

Email: eric.goldberg@us.dlapiper.com and shmuel.klahr@us.dlapiper.com

(ii)	Wilmington Trust, National Association, as Initial Second Lien Representative and as Initial Second Lien Collateral Agent:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890 Attention: Beyond Meat Administrator

Email: WTCorporateDebtTeam@WilmingtonTrust.com

Facsimile: (302) 636-4149

8.12 Further Assurances. Each First Lien Representative and each First Lien Collateral Agent, on behalf of itself and each other First Lien Claimholder represented by it, each Second Lien Representative and each Second Lien Collateral Agent, on behalf of itself and each other Second Lien Claimholder represented by it, and the Company and each other Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any First Lien Representative and First Lien Collateral Agent or any Second Lien Representative and Second Lien Collateral Agent may reasonably request to eﬀectuate the terms of and the Lien priorities contemplated by this Agreement.

8.13 APPLICABLE LAW. THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

8.14 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Representatives, the First Lien Collateral Agents, the other First Lien Claimholders, the Second Lien Representatives, the Second Lien Collateral Agents, the other Second Lien Claimholders, the Company and the other Grantors, and their respective successors and assigns from time to time. If any of the First Lien Representatives, the First Lien Collateral Agents, the Second Lien Representatives or the Second Lien Collateral Agents resigns or is replaced pursuant to the First Lien Loan Documents or the Second Lien Debt Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a bankruptcy trustee, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.15 Section Headings. The section headings and the table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive eﬀect, aﬀect the construction hereof or be taken into consideration in the interpretation hereof.

8.16 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be eﬀective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, amendments, joinders, waivers, consents or other modifications) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Representatives and Collateral Agents, or the keeping of records in electronic form, each of which shall be of the same legal eﬀect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.17 Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.18 No Third Party Beneficiaries; Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders and their respective successors and assigns. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Representatives, the First Lien Collateral Agents and the other First Lien Claimholders on the one hand and the Second Lien Representatives, the Second Lien Collateral Agents and the other Second Lien Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the First Lien Claimholders or as among the Second Lien Claimholders; as among the First Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the First Lien Pari Passu Intercreditor Agreement and as among the Second Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the Second Lien Pari Passu Intercreditor Agreement. Other than as set forth in Section 5.1, Section 5.2, Section 5.3, Section 8.3, Section 8.7 or Section 8.20, none of the Company, any other Grantor or any other creditor shall have any rights hereunder and neither the Company nor any Grantor nor any other creditor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.19 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

8.20 Additional Grantors. Each of the Company and the other Grantors agrees that it shall ensure that each of the Company’s Subsidiaries that is or is to become a party to any First Lien Loan Document or Second Lien Debt Document shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a Joinder Agreement substantially in the form attached hereto as Exhibit D that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such First Lien Loan Document or such Second Lien Debt Document.

Section 9. Parallel Liability

The Company and each Grantor irrevocably and unconditionally undertakes to pay to the First Lien Collateral Agent and the Second Lien Collateral Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).

The parties agree that:

(a)	the Company and each other Grantor’s Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;

(b)

the Company and each other Grantor’s Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;

(c)

the Company and each other Grantor’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of that party to the First Lien Collateral Agent and/or Second Lien Collateral Agent (as applicable) (even though that party may owe more than one Corresponding Liability to the creditors under the First Lien Loan Documents and/or Second Lien Debt Documents) and an independent and separate claim of the First Lien Collateral Agent or Second Lien Collateral Agent (as applicable) to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities); and

(d)

for purposes of this Section 9, the First Lien Collateral Agent and/or Second Lien Collateral Agent (as applicable) acts in its own name and not as agent, representative or trustee of the relevant creditors and accordingly holds neither its claim resulting from a Parallel Liability nor any Lien securing a Parallel Liability on trust.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

UNPROCESSED FOODS, LLC,
as First Lien Representative and as First Lien Collateral Agent

By:	/s/ Shaleen Shah
Name:	Shaleen Shah
Title:	President

[Signature page to Intercreditor Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Second Lien Representative

By:	/s/ Karen Ferry
Name:	Karen Ferry
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Second Lien Collateral Agent

By:	/s/ Karen Ferry
Name:	Karen Ferry
Title:	Vice President

[Signature page to Intercreditor Agreement]

Acknowledged and Agreed to by:

GRANTORS:

BEYOND MEAT, INC.

By:	/s/ Ethan Brown
Name:	Ethan Brown
Title:	President and Chief Executive Officer

[Signature page to Intercreditor Agreement]